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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form F-4 of Deutsche Telekom AG and in the Registration Statement on Form S-4 of VoiceStream Wireless Corporation of our reports dated February 4, 2000 included in Powertel, Inc.'s Annual Report on Form 10-K/A for the year ending December 31, 1999.

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-52550, 33-91734, 33-52552, 33-81842, 333-09769 and 333-45522) of Powertel, Inc. of our reports dated February 4, 2000 included in Powertel, Inc.'s Annual Report on
Form 10-K/A for the year ending December 31, 1999.




/s/ Arthur Andersen LLP

Arthur Andersen LLP

Atlanta, Georgia
February 5, 2001